 Exhibit 10.2

EXHIBIT "A"

DCP HOLDING COMPANY POSITION DESCRIPTION

POSITION TITLE:	President
REPORTS TO:	Board of Directors
PURPOSE:	Responsible for the direction and administration of DCP Holding Company in accordance with Board policy, sound business practices, and the legal requirements of Ohio, Indiana and Kentucky.

DUTIES AND RESPONSIBILITIES:

1. ADMINISTRATIVE MANAGEMENT
A.	Direct all areas of staff and Human Resource Administration.
B.	Prescribe duties, limitations and responsibility of staff through effective position descriptions, encouraging success and ongoing communication.
C.	Maintain effective, responsive and cost-conscious daily operations.
2. BOARD RELATIONS
A.	Develop and recommend corporate objectives, plans and policies to the Board.
B.	Implement corporate objectives, plans and policies approved by the Board.
C.	Plan and coordinate all Board and Board Committee meetings with the Board Chair or Committee Chair.
D.	Establish effective communication and rapport with all Board Members.
3. PROVIDER RELATIONS
A.	Recognizing providers are the DCP Holding Company product - continually promote their skills, quality, cost-effectiveness and value to all public.
B.	Establish leadership, stability and effective communication with all DCP Holding Company providers.
C.	Continued awareness that the success of DCP Holding Company and their providers grow together.
4. CUSTOMER RELATIONS
A.	Actively promote DCP Holding Company in all Marketing, Sales, Public Relations, and Community activity.
B.	Strategize that the DCP Holding Company product is placed effectively before the public with emphasis on "Agent/Broker"
C.	Continually monitor the success, quality and effectiveness of DCP Holding Company marketing
5. CORPORATE PROFITABILITY
D.	Develop plans for future DCP Holding Company growth while ensuring the soundness of corporate finances and profitability.

JOB SPECIFICATIONS:

     - Degree in relevant field of study or related equal job experience,

     - Five to seven years of related experience in the health/dental insurance field in an executive management position, where budgetary, policy and operational decisions have been made.

EXHIBIT "B" ADDENDUM TO DCP HOLDING COMPANY PRESIDENT EMPLOYMENT AGREEMENT

The salary range of the President shall be reviewed and adjusted annually as recommended by the Compensation and Benefits Committee and approved by the Board of Directors. The Base Compensation for 2014 shall be $403,000.00.

ANNUAL INCENTIVE PLAN		Value	RSUs
CASH AWARD	15% of Base	$ 60,450.00
Threshold	30% of Base	$120,900.00
Target	45% of Base	$181,350.00
Stretch	60% of Base	$241,600.00
Maximum

LONG TERM INCENTIVE PLAN
A) RSU AWARD	5% of Base	$ 20,150.00	23 RSUs
B) CASH AWARD
Threshold	5% of Base	$ 20,150.00
Target	15% of Base	$ 60,450.00
Stretch	25% of Base	$ 100,750.00
Maximum	45% of Base	$181,350.00

2014 ANNUAL LONG TERM INCENTIVE BONUS DETAIL

A.     Restricted Share Unit (“RSU”) Award – Retention Based

The stock award for DCP’s President and CEO is authorized under the “DCP Holding Company Amended and Restated 2006 Dental Care Plus Management Equity Incentive Plan” (the “Management Incentive Plan”) and is subject to the “Dental Care Plus and DCP Holding Company Deferred Compensation Plan”. Stock RSU’s are awarded in an amount equal to five percent (5%) of base salary and is considered “Long Term” as it vests incrementally over four years, 10% on December 31 of the first year, 20% at the end of the second year, 30% at the end of the third year and 40% at the end of the fourth year. There are no performance targets other than longevity with the Company.

RSU AWARD BASED ON 5% OF BASE SALARY OF $403,000.00          23 RSUs

B.     Cash Award – Performance Based

The Long Term Cash Incentive is a bonus designed to motivate the CEO to achieve long term success for the company as well as assist in the retention of the President and CEO over time. Long Term Incentive bonus compensation is based on one criteria, “Adjusted Book Value of Common and Shareholders’ Equity” and it is based on achieving growth of this book value over a period of three years, January 1, 2014 through December 31, 2016.

BOOK VALUE OF COMMON STOCK

(12/31/2013 BOOK VALUE=$7,543,335)

Level	Definition	3 Year Ave.	Adjusted Book Value 12/31/2016	Cash
Threshold	5% of Base	10%	$ 10,040,179	$20,150.00
Target	15% of Base	12%	$ 10,597,843	$60,450.00
Stretch	25% of Base	14%	$ 11,175,783	$100,750.00
Maximum	45% of Base	16%	$ 11,774,361	$181,350.00

Notes:

1.

“Adjusted Book Value of Common Shares and Shareholders’ Equity” shall mean the value of all classes of Common Shares, as shown on the audited financial statements of the Company; increased by the sum of: (a) the aggregate amount of all withhold return payment or similar payments authorized by the Board of Directors, adjusted for the standard federal tax rate, to the extent such payments were treated as an expense in determining Net Income for any year, plus (b) the aggregate amount of all dividends on all classes of Common Stock, to the extent that such dividends were taken into account in determining the “Book Value of Common Shares and Shareholders' Equity."

2.	If performance is under Threshold Level, no Long Term Incentive bonus is paid.
3.	No additional bonus is paid for performing beyond Maximum Level.
4.	Actual bonus paid is calculated and paid on a continuum between any two performance levels.
5.	With Board of Director approval, a new multi-year performance measurement period begins each new year.
6.

In the event of a Change of Control, as defined in the Management Equity Incentive Plan, the Adjusted Book Value of Common Shares and Stockholders’ Equity as of December 31, 2016 shall be deemed to be the portion of the Enterprise Value of the Company, as defined in Article Fourth, Section 8(h)(ii)(C) of the Company’s Amended Articles of Incorporation allocated to the Common Shares and Shareholders’ Equity, as of the date on which the Change of Control occurs and the long term incentive bonus shall be determined as of that date and paid within thirty (30) days thereafter.

2014 ANNUAL INCENTIVE SHORT TERM BONUS DETAIL

The Annual Incentive (Short Term Bonus) compensation is designed to motivate the CEO to meet and/or exceed goals for budget performance on 1) 2014 Operating Revenue (OR), 2) 2014 Adjusted Net Operating Income (ANOI), and 3) Discretion/MOB (MOB). The CEO’s individual goals are established by the Corporate Affairs Committee, and achievement of these goals is determined at the discretion of the Corporate Affairs Committee. Adjusted Net Operating Income is equal to Net Operating Income plus the amount of provider withhold return approved by the Board of Directors during 2014. These performance criteria are weighted respectively as 30%, 50% and 20% of the total Annual Incentive Short Term Bonus.

TOTAL OPERATING REVENUE (2014 BUDGET OF $92,182,206.00)

Level	Definition	Performance	2013 OR	Bonus paid
Threshold	15% of Base	90% Budget	$ 82,963,985.00	$ 18,135.00
Target	30% of Base	100% Budget	$ 92,182,206.00	$ 36,270.00
Stretch	45% of Base	115% Budget	$ 106,009,537.00	$ 54,405.00
Maximum	60% of Base	130% Budget	$ 119,836,868.00	$ 72,480.00

ADJUSTED NET OPERATING INCOME (2014 BUDGET OF $2,509,114.00)

Level	Definition	Performance	2014 ANOI	Bonus paid
Threshold	15% of Base	75% Budget	$ 1,881,184.00	$ 30,225.00
Target	30% of Base	100% Budget	$ 2,509,114.00	$ 60,450.00
Stretch	45% of Base	115% Budget	$ 2,885,481.00	$ 90,675.00
Maximum	60% of Base	130% Budget	$ 3,261,848.00	$ 120,900.00

DISCRETION/MOB

Level	Definition	Achievement	2014 MOB	Bonus paid
Threshold	15% of Base	90% of Goals		$ 12,090.00
Target	30% of Base	103% of Goals		$ 24,180.00
Stretch	45% of Base	115% of Goals		$ 36,270.00
Maximum	60% of Base	130% of Goals		$ 48,320.00

Notes:

1.	If performance is under Threshold Level in any criteria, no bonus is paid for that criteria.
2.	No additional Bonus is paid for performance beyond Maximum Level.
3.	Actual Bonus paid is calculated and paid on a continuum between any two performance levels.

EXHIBIT 10.2

LONG TERM INCENTIVE COMPENSATION AGREEMENT

This Long Term Incentive Compensation Agreement is entered into as of January 1, 2014 by and between DCP Holding Company, an Ohio corporation, with its principal offices at 100 Crowne Point Place, Cincinnati, Ohio 45241 ("Company"), and Robert C. Hodgkins, Jr. ("Employee").

2014 ANNUAL LONG TERM INCENTIVE BONUS DETAIL

A.     Restricted Share Unit (“RSU”) Award – Retention Based

The stock award for DCP’s Vice President and CFO is authorized under the “DCP Holding Company Amended and Restated 2006 Dental Care Plus Management Equity Incentive Plan” (the “Management Incentive Plan”) and is subject to the “Dental Care Plus and DCP Holding Company Deferred Compensation Plan”. Stock RSU’s are awarded in an amount equal to five percent (5%) of base salary and is considered “Long Term” as it vests incrementally over four years, 10% on December 31 of the first year, 20% at the end of the second year, 30% at the end of the third year and 40% at the end of the fourth year. There are no performance targets other than longevity with the Company.

RSU AWARD BASED ON 5% OF BASE SALARY OF $237,000.00          13 RSUs

B.     Cash Award – Performance Based

The Long Term Cash Incentive is a bonus designed to motivate the Vice President and CFO to achieve long term success for the company as well as assist in the retention of the Vice President and CFO over time. Long Term Incentive bonus compensation is based on one criteria, “Adjusted Book Value of Common and Shareholders’ Equity” and it is based on achieving growth of this book value over a period of three years, January 1, 2014 through December 31, 2016.

BOOK VALUE OF COMMON STOCK

(12/31/2013 BOOK VALUE = $7,543,335)

Level	Definition	3 Year Ave.	Adjusted Book Value 12/31/2016	Cash
Threshold	5% of Base	10%	$ 10,040,179	$11,850.00
Target	15% of Base	12%	$ 10,597,843	$35,550.00
Stretch	25% of Base	14%	$ 11,175,783	$59,250.00
Maximum	45% of Base	16%	$ 11,774,361	$106,650.00

Notes:

1.

“Adjusted Book Value of Common Shares and Shareholders’ Equity ” shall mean the value of all classes of Common Shares, as shown on the audited financial statements of the Company; increased by the sum of: (a) the aggregate amount of all withhold return payment or similar payments authorized by the Board of Directors, adjusted for the standard federal tax rate, to the extent such payments were treated as an expense in determining Net Income for any year, plus (b) the aggregate amount of all dividends onall classes of Common Stock, to the extent that such dividends were taken into account in determining the “Book Value of Common Shares and Shareholders’ Equity."

2.	If performance is under Threshold Level, no Long Term Incentive bonus is paid.
3.	No additional bonus is paid for performing beyond Maximum Level.
4.	Actual bonus paid is calculated and paid on a continuum between any two performance levels.
5.	With Board of Director approval, a new multi-year performance measurement period begins each new year.
6.

In the event of a Change of Control, as defined in the Management Equity Incentive Plan, the Adjusted Book Value of Common Shares and Shareholders’ Equity as of December 31, 2016 shall be deemed to be the portion of the Enterprise Value of the Company, as defined in Article Fourth, Section 8(h)(ii)(C) of the Company’s Amended Articles of Incorporation allocated to the Common Shares and Shareholders’ Equity, as of the date on which the Change of Control occurs and the long term incentive bonus shall be determined as of that date and paid within thirty (30) days thereafter.

IN WITNESS WHEREOF, the parties have hereunto set their hands effective as of the date first above written.

EMPLOYEE: /s/ Robert C. Hodgkins, Jr.	COMPANY: DCP Holding Company By:/s/ Stephen T. Schuler, DMD Stephen T. Schuler, DMD Chairman of the Board
Robert C. Hodgkins, Jr. Date: June 19, 2014 ________________________	Date: June 19, 2014